AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT


     This Amendment No. 2 to the Management Agreement (the "Agreement") dated July 22, 1999, as amended on April 28, 2000, by and between Endeavor Series Trust (the "Trust") and Endeavor Management Co. (the "Manager"), is entered into effective August , 2000.

         1. Investment Description; Appointment. Pursuant to Section 1 of the Agreement the Trust hereby notifies the Manager that it has established one additional investment portfolio (the "New Investment Portfolio"), namely the CAPITAL GUARDIAN U.S. EQUITY PORTFOLIO and that the New Investment Portfolio should be included as "Portfolios" as that term is defined in the Agreement.

         2. Management Fees. Schedule A to the Agreement and attached hereto is hereby amended to reflect the management fee payable with respect to the Capital Guardian U.S. Equity Portfolio as well as revisions to the management fees payable with respect to the Capital Guardian Value Equity Portfolio (formerly the Endeavor Value Equity Portfolio), Capital Guardian Global Portfolio (formerly the Endeavor Select Portfolio) and Jennison Growth Portfolio (formerly the Endeavor Opportunity Value Portfolio).

     3. Miscellaneous. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to executed on the day of August, 2000.


                                                      ENDEAVOR SERIES TRUST

                                                       By:
                                                       Authorized Officer


ENDEAVOR MANAGEMENT CO.

By:
      Authorized Officer



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                                                     SCHEDULE A



                        Portfolio                           Percentage of daily net assets
                        ---------                            ------------------------------

Endeavor Money Market Portfolio                            .50% of average daily net assets
Endeavor Asset Allocation Portfolio                        .75% of average daily net assets
T. Rowe Price International Stock Portfolio                .90% of average daily net assets
Capital Guardian U.S. Equity Portfolio                     .90% of average daily net assets
Dreyfus Small Cap Portfolio                                .80% of average daily net assets
Dreyfus U.S. Government Securities Portfolio               .65% of average daily net assets
T. Rowe Price Equity Income Portfolio                      .80% of average daily net assets
T. Rowe Price Growth Stock Portfolio                       .80% of average daily net assets
Jennison Growth Portfolio                                  .95% of average daily net assets
Endeavor Enhanced Index Portfolio                          .75% of average daily net assets
Capital Guardian Global Portfolio                          1.05% of average daily net assets
Endeavor High Yield Portfolio                              .775% of average daily net assets
Endeavor Janus Growth Portfolio                            0.80% of average daily net assets
Capital Guardian Value Equity Portfolio                    .90% of first $150 million of average daily
                                                           net   assets;   .875%
                                                           average   net  assets
                                                           over $150  million up
                                                           to   $300    million;
                                                           .825%   of    average
                                                           daily net assets over
                                                           $300  million  up  to
                                                           $500 million; .80% of
                                                           average   daily   net
                                                           assets    over   $500
                                                           million






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